Exhibit 99.1
Hiland Partners, LP and Hiland Holdings GP, LP announce receipt of “going private” proposals
     Enid, Oklahoma – January 15, 2009 – The Hiland companies, Hiland Partners, LP (NASDAQ: HLND) and Hiland Holdings GP, LP (NASDAQ: HPGP), today announced that the board of directors of the general partner of each of the Hiland companies has received a proposal from Harold Hamm to acquire all of the outstanding common units of each of the Hiland companies that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. Consummation of each transaction is conditioned upon consummation of the other. The proposals contemplate a merger of each Hiland company with a separate new acquisition vehicle to be formed by Mr. Hamm and the Hamm family trusts. Under the terms proposed by Mr. Hamm, Hiland Partners, LP unitholders would receive $9.50 in cash per common unit and Hiland Holdings GP, LP unitholders would receive $3.20 in cash per common unit.
     Mr. Hamm is the Chairman of both Hiland Partners GP, LLC, the general partner of Hiland Partners, LP, and Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP. In addition, Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC and approximately 61% of the outstanding common units of Hiland Holdings GP, LP. Hiland Holdings GP, LP owns 100% of Hiland Partners GP, LLC and approximately 37% of the outstanding common units of Hiland Partners, LP. A copy of each proposal letter is attached to this press release.
     It is anticipated that each of the conflicts committee of the board of directors of Hiland Partners GP, LLC and the conflicts committee of the board of directors of Hiland Partners GP Holdings, LLC will consider the proposals. In reviewing the proposals, each conflicts committee will retain its own financial advisers and legal counsel to assist in its work. The board of directors of each of Hiland Partners GP, LLC and Hiland Partners GP Holdings, LLC caution the unitholders of Hiland Partners, LP and Hiland Holdings GP, LP, respectively, and others considering trading in the securities of the Hiland companies, that each board of directors has just received its respective proposal and no decisions have been made by either board of directors with respect to the response of either Hiland Partners, LP or Hiland Holdings GP, LP to the proposals. There can be no assurance that any definitive offer will be made, that any agreement will be executed, or that any transaction will be approved or consummated.
About the Hiland Companies
     Hiland Partners, LP is a publicly traded midstream energy partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, and fractionating, or separating, and marketing of natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership’s operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP’s midstream assets consist of fourteen natural gas gathering systems with approximately 2,079 miles of gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. The Partnership’s compression assets consist of two air compression facilities and a water injection plant.
     Hiland Holdings GP, LP owns the two percent general partner interest, 2,321,471 common units and 3,060,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.

     This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

January 15, 2009
Board of Directors
Hiland Partners GP, LLC
As general partner of Hiland Partners, LP
205 West Maple, Suite 1100
Enid, Oklahoma 73701
Members of the Board of Directors:
          I hereby propose the acquisition of all the outstanding common units of Hiland Partners, LP (the “Partnership”) not owned by Hiland Holdings GP, LP (“HPGP”) at a cash purchase price of $9.50 per common unit. As you are aware, I control the general partner of HPGP and, with my affiliates and the Hamm family trusts, own approximately 61% of the common units of HPGP, which in turn owns approximately 37% of the common units of the Partnership. My current intent is to structure the acquisition in the form of a merger of the Partnership with a new acquisition vehicle to be formed by me, one of my privately-held affiliates and the Hamm family trusts. I am concurrently delivering a letter to the board of directors of the general partner of HPGP proposing to acquire all of the outstanding common units of HPGP not owned by me, my affiliates or the Hamm family trusts at a cash purchase price of $3.20 per common unit (the “HPGP Transaction”).
          The proposed price represents a premium of approximately 20% above the closing price of the Partnership’s common units on January 14, 2009. I believe that, if the adverse impact of commodity prices on gathering and processing fundamentals and the challenges presented by the global economic crisis persist, the Partnership will experience a meaningful decrease in future distributable cash flow and will need substantial new equity capital to remain in continued compliance with its debt covenants. Obtaining such equity capital in the current environment on acceptable terms does not appear feasible and would be significantly dilutive to current unitholders. Accordingly, I am of the view that a going-private transaction is the best strategic alternative currently available to the Partnership to maximize unitholder value during a time of significant market and industry turmoil.
          I would continue as Chairman following the transaction, and I also expect that the Partnership’s senior management team and valuable employee base would remain in place. Furthermore, I anticipate continuing to run the Partnership’s business in accordance with current practice.
          As the founder and controlling stakeholder of the Partnership, I believe that I am well-positioned to negotiate and complete the proposed transaction in an expedited manner with a high degree of closing certainty. No debt financing will be required to consummate this transaction or the HPGP Transaction, and neither closing will be conditioned on obtaining financing. Moreover, I do not anticipate that any regulatory approvals will be impediments to the closings. Execution of a definitive merger agreement for this transaction will be conditioned on execution of a definitive merger agreement providing for the HPGP Transaction, and closing of this transaction will likewise be conditioned on closing of the HPGP Transaction, as well as customary conditions for transactions of this type. We are preparing a proposed merger agreement that we intend to provide shortly.
          I expect that you will ask the conflicts committee of the board of directors to evaluate my proposal and that both transactions will be subject to the approval of a majority of the public unitholders of each partnership. I and members of senior management who sit on the board of directors will support the referral of this proposal to the conflicts committee and its engagement of financial and legal advisors. I welcome the opportunity to present my proposal to the conflicts committee and its advisors as soon as possible. However, please be aware that I am interested only in acquiring common units of the Partnership and not in selling (or causing my affiliates to sell) interests in the Partnership.
          I expect to make appropriate filings on Schedule 13D disclosing my proposals with respect to the Partnership and HPGP promptly after delivery of this letter.
          This proposal is non-binding, and no agreement, arrangement or understanding between the parties with respect to this proposal or any other transaction shall be created until such time as mutually satisfactory definitive documentation is executed and delivered.
          I, along with Wachovia Securities and the rest of my advisory team, look forward to working with the conflicts committee and its advisors to complete a mutually acceptable transaction that is attractive to the Partnership’s public unitholders. Should you have any questions, please do not hesitate to contact me.

Sincerely,
/s/ Harold Hamm
Harold Hamm

January 15, 2009
Board of Directors
Hiland Partners GP Holdings, LLC
As general partner of Hiland Holdings GP, LP
205 West Maple, Suite 1100
Enid, Oklahoma 73701
Members of the Board of Directors:
          I hereby propose the acquisition of all the outstanding common units of Hiland Holdings GP, LP (the “Partnership”) not owned by me, my affiliates or the Hamm family trusts at a cash purchase price of $3.20 per common unit. As you are aware, I control the general partner of the Partnership and, with my affiliates and the Hamm family trusts, own approximately 61% of the common units of the Partnership. My current intent is to structure the acquisition in the form of a merger of the Partnership with a new acquisition vehicle to be formed by me, one of my privately-held affiliates and the Hamm family trusts. I am concurrently delivering a letter to the board of directors of the general partner of Hiland Partners, LP (“HLND”) proposing to acquire all of the outstanding common units of HLND not owned by the Partnership at a cash purchase price of $9.50 per common unit (the “HLND Transaction”).
          The proposed price represents a premium of approximately 21% above the closing price of the Partnership’s common units on January 14, 2009. As you are aware, the Partnership’s sole cash-generating assets consist of its ownership interests in HLND. I believe that, if the adverse impact of commodity prices on gathering and processing fundamentals and the challenges presented by the global economic crisis persist, HLND will experience a meaningful decrease in future distributable cash flow and will need substantial new equity capital to remain in continued compliance with its debt covenants. Obtaining such equity capital in the current environment on acceptable terms does not appear feasible and would be significantly dilutive to current HLND unitholders, including the Partnership. Accordingly, I am of the view that a going-private transaction is the best strategic alternative currently available to the Partnership to maximize unitholder value during a time of significant market and industry turmoil.
          I would continue as Chairman following the transaction, and I also expect that the Partnership’s senior management team and valuable employee base would remain in place. Furthermore, I anticipate continuing to run the Partnership’s business in accordance with current practice.
          As the founder and controlling stakeholder of the Partnership, I believe that I am well-positioned to negotiate and complete the proposed transaction in an expedited manner with a high degree of closing certainty. No debt financing will be required to consummate this transaction or the HLND Transaction, and neither closing will be conditioned on obtaining financing. Moreover, I do not anticipate that any regulatory approvals will be impediments to the closings. Execution of a definitive merger agreement for this transaction will be conditioned on execution of a definitive merger agreement providing for the HLND Transaction, and closing of this transaction will likewise be conditioned on closing of the HLND Transaction, as well as customary conditions for transactions of this type. We are preparing a proposed merger agreement that we intend to provide shortly.
          I expect that you will ask the conflicts committee of the board of directors to evaluate my proposal and that both transactions will be subject to the approval of a majority of the public unitholders of each partnership. I and members of senior management who sit on the board of directors will support the referral of this proposal to the conflicts committee and its engagement of financial and legal advisors. I welcome the opportunity to present my proposal to the conflicts committee and its advisors as soon as possible. However, please be aware that I am interested only in acquiring common units of the Partnership and not in selling (or causing my affiliates to sell) interests in the Partnership.
          I expect to make appropriate filings on Schedule 13D disclosing my proposals with respect to the Partnership and HLND promptly after delivery of this letter.
          This proposal is non-binding, and no agreement, arrangement or understanding between the parties with respect to this proposal or any other transaction shall be created until such time as mutually satisfactory definitive documentation is executed and delivered.
          I, along with Wachovia Securities and the rest of my advisory team, look forward to working with the conflicts committee and its advisors to complete a mutually acceptable transaction that is attractive to the Partnership’s public unitholders. Should you have any questions, please do not hesitate to contact me.

Sincerely,
/s/ Harold Hamm
Harold Hamm